HyperBaric Systems
1127 Harker Avenue
Palo Alto, CA 94301


UNSECURED PROMISSORY NOTE


May 15, 2000

HyperBaric Systems (Company), a California Corporation, does hereby promise to pay Harry Masuda an amount of $10,000, for sums loaned the Company this date. The principal amount plus any unpaid interest earned at 10% per annum is due upon demand. This note is unsecured.


                           HyperBaric Systems

                           /s/ Ardeth Sealy
                           ______________________
                           Ardeth Sealy
                           Chief Financial Officer, Secretary